Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Qualigen Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities (1)(2)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (3)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A		N/A	N/A	N/A		N/A
Fees Previously Paid	Equity	shares of our common stock, par value $0.001 per share	457	(c)	3,958,537	$1.18	$4,671,074	0.0001102	$514.75
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A		N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts						$4,671,074		$514.75
	Total Fees Previously Paid								$670.61
	Total Fee Offsets								N/A
	Net Fee Due								N/A

(1)	No new securities are being registered on this this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 (the “Registration Statement”) and all registration fees were previously paid at the time the Registration Statement on Form S-3 (Registration No. 333-269088) (the “Original Registration Statement”) was initially filed on December 30, 2022.
(2)	These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in Exhibit 107 to the Original Registration Statement.
(3)	Consists of 3,958,537 shares of the Registrant’s common stock to be offered and sold by the selling stockholder. Relative to the number of shares of common stock covered by the Original Registration Statement, the number of shares of common stock covered by this Registration Statement has been adjusted to reflect (i) the partial redemption by the Registrant of the outstanding principal amount of the Debenture (as defined in the Registration Statement) and (ii) the sale of by the selling stockholder pursuant to the Original Registration Statement of 841,726 shares of common stock issued upon a partial conversion of the Debenture, since the Original Registration Statement was initially filed. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions effected that results in an increase to the number of outstanding shares of Registrant’s common stock.
(4)	This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on December 29, 2022, as reported on the Nasdaq Capital Market.